CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 12, 2004 of General Government Securities Money Market Fund and General Treasury Prime Money Market Fund, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-19655 and 811-05454) of Dreyfus Premier New Jersey Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
April 22, 2004